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                                                                   EXHIBIT 14(a)

                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees and Shareholders of
AIM Funds Group:

We consent to the use of our reports on the AIM Balanced Fund, AIM Global Utilities Fund, AIM Growth Fund, AIM High Yield Fund, AIM Income Fund, AIM Intermediate Government Fund, AIM Money Market Fund, AIM Municipal Bond Fund, and AIM Value Fund (portfolios of AIM Funds Group) dated February 7, 1997 included herein.


                                           /s/ KPMG PEAT MARWICK LLP
                                               KPMG Peat Marwick LLP

Houston, Texas
November 24, 1997